EXHIBIT 23.1

CONSENT OF LAWRENCE SCHARFMAN & CO., CPA, P.C.

April 14, 2009

Board of Directors
Global Entertainment Holdings, Inc.
2375 E. Tropicana Ave., #8-259
Las Vegas, Nevada 89119

Gentlemen:

We hereby consent to the use of our audit report of Global Entertainment Holdings for the year ended December 31, 2008, appearing in this Annual Report on Form 10-K of Global Entertainment Holdings, Inc. for the year ended December 31, 2008.

/s/ Lawrence Scharfman & Co., CPA, P.C.
      Lawrence Scharfman & Co., CPA, P.C.